                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  October 8, 1996


                        UNIVERSAL OUTDOOR HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                     333-12457                36-3766705
           --------                     --------                 ----------
(STATE OR OTHER JURISDICTION          (COMMISSION              (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)       FILE NO.)           IDENTIFICATION NO.)


          321 NORTH CLARK STREET, SUITE 1010, CHICAGO, ILLINOIS  60610
                 REGISTRANT'S TELEPHONE NUMBER:  (312) 644-8673

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On August 27, 1996, Universal Outdoor, Inc. ("Universal"), a wholly-owned subsidiary of Universal Outdoor Holdings, Inc. ("Holdings"), and Universal Acquisition Corp., a wholly-owned subsidiary of Universal ("Acquisition Corp."), entered into an agreement whereby Universal agreed to acquire Outdoor Advertising Holdings, Inc. ("OAH") pursuant to a merger of Acquisition Corp. with and into OAH with OAH continuing as the surviving corporation following the merger (the "POA Acquisition"). OAH owns all of the outstanding shares of POA Acquisition Corporation ("POA"). POA is actively engaged in the outdoor advertising business in markets located in and around Orlando, Chattanooga, Palm Beach, Ocala, Myrtle Beach, and the East Coast and Gulf Coast areas of Florida, and in connection with the merger with and into OAH, Universal acquired the operations of POA in these markets. The POA Acquisition was consummated on October 8, 1996, pursuant to which Universal acquired approximately 6,337 display faces. The table set forth below sets forth the approximate number of display faces located in each of the aforesaid markets:

                    Orlando                  1,922
                    Chattanooga              1,022
                    Myrtle Beach             1,184
                    Palm Beach                 120
                    Ocala                    1,078
                    East Coast area (FL)       567
                    Gulf Coast area (FL)       444

Such acquired properties were previously used for outdoor advertisements in the outdoor advertising industry and Universal intends to continue to use such properties for the same purposes.

     The purchase price of the POA Acquisition was approximately $240 million. The purchase price was determined by negotiation with the seller in an auction process and was based on an evaluation by Universal of the probable cash flow to be generated by the acquired assets, the cost of duplicating or replacing the acquired assets and other similar factors. In connection therewith, Universal received commitments from its current lenders under its existing credit facility, LaSalle National Bank and Bankers Trust Company, to (i) amend and restate the existing revolving credit facility (the "Revolving Credit Facility") to provide for a commitment of $12.5 million thereunder and (ii) amend and restate the existing acquisition credit facility (the "Acquisition Credit Facility") to provide for a commitment of $287.5 million thereunder. Universal intends to draw approximately $240 million under the Acquisition Credit Facility to finance the POA Acquisition.
 No amounts were drawn under the Revolving Credit Facility to finance the POA Acquisition and is available to Universal for working capital needs. Each of the Revolving Credit Facility and the Acquisition Credit Facility are secured by a lien on the assets of Universal and a pledge of the stock of Holdings.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)
                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
POA Acquisition Corporation


    We have audited the accompanying balance sheets of POA Acquisition Corporation as of December 31, 1995 and 1994, and the related statements of operations, shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of POA Acquisition Corporation at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


    As discussed in Note 2 to the financial statements, the 1994 financial statements have been restated to reflect the correction of an error in the calculation of the provision for income taxes.

                                          Ernst & Young LLP

Orlando, Florida
April 1, 1996, except for Note 16
 as to which the date is
 August 27, 1996

                          POA ACQUISITION CORPORATION
                                 BALANCE SHEETS
                                     ASSETS


                                                                            DECEMBER 31,
                                                                   ------------------------------
                                                                                                     JUNE 30
                                                                                                   --------------
                                                                        1994            1995            1996
                                                                   --------------  --------------  --------------
                                                                     (RESTATED)                     (UNAUDITED)
Current assets:
  Cash...........................................................  $      727,690  $      811,352  $    2,873,233
  Accounts receivable............................................       4,482,520       5,631,320       6,207,868
  Prepaid expenses...............................................       1,698,539       1,822,964       2,471,868
  Prepaid income taxes...........................................          51,629          43,875        --
  Deferred income taxes..........................................       2,596,951       3,213,848       3,213,848
                                                                   --------------  --------------  --------------
    Total current assets.........................................       9,557,329      11,523,359      14,766,817
Deferred income taxes............................................      14,269,374      11,835,410      10,730,410
Property, plant and equipment, net...............................      20,112,931      23,005,058      23,433,086
Other assets.....................................................      46,266,092      41,854,491      49,337,612
                                                                   --------------  --------------  --------------
                                                                   $   90,205,726  $   88,218,318  $   98,267,925
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                              LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable and accrued expenses..........................  $    3,432,619  $    2,992,112  $    3,419,277
  Current portion of long-term debt..............................       8,061,214       9,109,419       9,109,419
                                                                   --------------  --------------  --------------
    Total current liabilities....................................      11,493,833      12,101,531      12,528,696
Long-term debt, less current portion.............................      70,210,555      65,603,203      73,947,859
Shareholder's equity
  Common stock, $.01 par value:
    Authorized shares -- 2,000,000
    Issued and outstanding shares -- 100 in 1995 and 1994........               1               1               1
  Additional paid-in capital.....................................      45,419,909      45,419,909      45,419,909
  Accumulated deficit............................................     (36,918,572)    (34,906,326)    (33,628,540)
                                                                   --------------  --------------  --------------
    Total shareholder's equity...................................       8,501,338      10,513,584      11,791,370
                                                                   --------------  --------------  --------------
                                                                   $   90,205,726  $   88,218,318  $   98,267,925
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------


                            See accompanying notes.

                          POA ACQUISITION CORPORATION
                            STATEMENTS OF OPERATIONS


                                                                                       FOR THE SIX MONTHS
                                        FOR THE YEARS ENDED DECEMBER 31,                 ENDED JUNE 30,
                                 ----------------------------------------------  ------------------------------
                                      1993            1994            1995            1995            1996
                                 --------------  --------------  --------------  --------------  --------------
                                                   (RESTATED)                             (UNAUDITED)
Advertising revenues...........  $   37,456,464  $   41,737,266  $   45,830,359  $   21,563,122  $   24,860,268
Less commissions and
 discounts.....................      (3,362,525)     (3,865,492)     (4,393,319)     (2,047,289)     (2,249,876)
                                 --------------  --------------  --------------  --------------  --------------
                                     34,093,939      37,871,774      41,437,040      19,515,833      22,610,392
                                 --------------  --------------  --------------  --------------  --------------
Expenses:
  Operating....................      10,493,219      11,151,065      11,775,891       5,775,612       6,531,119
  Selling, general and
   administrative..............       9,413,920      10,283,413      10,698,212       5,028,685       5,999,987
  Amortization.................       4,853,633       5,208,589       5,061,849       2,540,689       2,540,689
  Depreciation.................       2,871,608       2,878,346       2,545,182       1,231,195       1,461,016
                                 --------------  --------------  --------------  --------------  --------------
                                     27,632,380      29,521,413      30,081,134      14,576,181      16,532,811
                                 --------------  --------------  --------------  --------------  --------------
Income from operations.........       6,461,559       8,350,361      11,355,906       4,939,652       6,077,581
                                 --------------  --------------  --------------  --------------  --------------
Other income (expense):
  Interest expense.............      (5,866,923)     (7,012,646)     (7,346,241)     (3,710,133)     (3,691,754)
  Loss on sale of a division...        --              (494,824)       --              --              --
  Gain (loss) on disposal of
   property and equipment,
   net.........................        (446,151)       (329,056)        (64,332)       (155,276)         46,959
  Interest and other income....         167,360          24,412          42,244        --              --
                                 --------------  --------------  --------------  --------------  --------------
                                     (6,145,714)     (7,812,114)     (7,368,329)     (3,865,409)     (3,644,795)
                                 --------------  --------------  --------------  --------------  --------------
Income before income taxes and
 extraordinary item............         315,845         538,247       3,987,577       1,074,243       2,432,786
Provision for income taxes:
  Current......................         100,158          37,572         158,264          42,600          96,500
  Deferred.....................         478,263       1,256,910       1,817,067         489,400       1,108,500
                                 --------------  --------------  --------------  --------------  --------------
                                        578,421       1,294,482       1,975,331         532,000       1,205,000
                                 --------------  --------------  --------------  --------------  --------------
Income (loss) before
 extraordinary item............        (262,576)       (756,235)      2,012,246         542,243       1,227,786
Extraordinary item:
  (Loss) gain on early
   extinguishment of debt, net
   of income tax expense
   (benefit) of ($147,350) and
   $50,000.....................        --              (244,552)       --              --                50,000
                                 --------------  --------------  --------------  --------------  --------------
Net income (loss)..............  $     (262,576) $   (1,000,787) $    2,012,246  $      542,243  $    1,277,786
                                 --------------  --------------  --------------  --------------  --------------
                                 --------------  --------------  --------------  --------------  --------------


                            See accompanying notes.

                          POA ACQUISITION CORPORATION
                       STATEMENTS OF SHAREHOLDER'S EQUITY


                                                                                                      TOTAL
                                       COMMON     PREFERRED      ADDITIONAL       ACCUMULATED     SHAREHOLDER'S
                                        STOCK       STOCK      PAID-IN CAPITAL      DEFICIT          EQUITY
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at January 1, 1993..........  $       1  $     12,237  $    57,644,726  $   (28,262,869) $    29,394,095
  Net loss for 1993.................     --           --             --                (262,576)        (262,576)
                                      ---------  ------------  ---------------  ---------------  ---------------
Balances at December 31, 1993.......          1        12,237       57,644,726      (28,525,445)      29,131,519
  Net loss for 1994 (restated)......     --           --             --              (1,000,787)      (1,000,787)
  Issuance of preferred stock.......     --           550,000        4,950,000        --               5,500,000
  Redemption of preferred stock.....     --          (562,237)     (17,174,817)       --             (17,737,054)
  Cumulative preferred stock
   dividends........................     --           --             --              (7,392,340)      (7,392,340)
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at December 31, 1994
 (restated).........................          1       --            45,419,909      (36,918,572)       8,501,338
  Net income for 1995...............     --           --             --               2,012,246        2,012,246
                                      ---------  ------------  ---------------  ---------------  ---------------
Balance at December 31, 1995........          1       --            45,419,909      (34,906,326)      10,513,584
Net income for the six months ended
 June 30, 1996 (unaudited)..........     --           --             --               1,277,786        1,277,786
                                      ---------  ------------  ---------------  ---------------  ---------------
                                      $       1  $    --       $    45,419,909  $    33,628,540  $    11,791,370
                                      ---------  ------------  ---------------  ---------------  ---------------
                                      ---------  ------------  ---------------  ---------------  ---------------


                            See accompanying notes.

                          POA ACQUISITION CORPORATION
                            STATEMENTS OF CASH FLOWS


                                                                                             FOR THE SIX MONTHS
                                                  FOR THE YEARS ENDED DECEMBER 31,             ENDED JUNE 30
                                              -----------------------------------------  --------------------------
                                                  1993          1994            1995          1995          1996
                                              ------------  ------------   ------------  ------------ -------------
                                                             (RESTATED)                         (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss)...........................  $   (262,576) $  (1,000,787) $  2,012,246  $    542,243  $  1,277,786
Adjustments to reconcile net income (loss)
 to net cash provided by operating
 activities:
  Amortization..............................     4,853,633      5,208,589     5,061,849     2,540,689     2,540,689
  Depreciation..............................     2,871,608      2,878,346     2,545,182     1,231,194     1,461,016
  Deferred income taxes.....................       478,263      1,123,867     1,817,067       489,400     1,108,500
  Loss on sale of division..................     1,367,286        494,824       --            --            --
  Loss on disposal of property and
   equipment, net...........................       446,151        329,056        64,332         3,100       (46,959)
  Provision for bad debts...................       122,694        375,190        64,285       --            --
  Changes in operating assets and
   liabilities:
    Increase in accounts receivable.........      (677,585)      (523,087)   (1,213,085)     (418,229)     (576,547)
    Increase in prepaid expenses............       (68,365)      (253,802)     (124,425)     (181,128)     (652,406)
    Decrease (increase) in prepaid income
     taxes..................................       (78,843)       (27,786)        7,754       --             43,875
    Decrease (increase) in other assets.....           862     (2,511,167)     (500,248)      --            --
    (Increase) decrease in accounts payable
     and accrued expenses...................       867,753        772,507      (440,507)       15,570       427,165
                                              ------------  -------------  ------------  ------------  ------------
Net cash provided by operating activities...     9,920,881      6,865,750     9,294,450     4,222,839     5,583,119
INVESTING ACTIVITIES
Proceeds from sale of division..............       --           2,000,000       --            --            --
Proceeds from disposal of property and
 equipment..................................       160,450        101,463       227,854       155,276       367,500
Purchases of property, plant and
 equipment..................................    (2,586,418)    (1,787,528)   (5,729,495)     (777,279)   (2,209,588)
Purchases of intangibles....................       --            --            (150,000)      --        (10,023,806)
                                              ------------  -------------  ------------  ------------  ------------
Net cash (used in) provided by investing
 activities.................................    (2,425,968)       313,935    (5,651,641)     (622,003)  (11,865,894)
FINANCING ACTIVITIES
Proceeds from long-term borrowings..........       133,500     83,023,442     4,500,000     1,000,000    13,147,633
Payments of long-term debt..................    (8,151,871)   (70,696,101)   (8,059,147)   (4,029,691)   (4,802,977)
Proceeds from issuance of preferred stock...       --           5,500,000       --            --            --
Redemption of preferred stock...............       --         (17,737,054)      --            --            --
Dividends paid..............................       --          (7,392,340)      --            --            --
                                              ------------  -------------  ------------  ------------  ------------
Net cash used in financing activities.......    (8,018,371)    (7,302,053)   (3,559,147)   (3,029,691)    8,344,656
                                              ------------  -------------  ------------  ------------  ------------
Net increase (decrease) in cash.............      (523,458)      (122,368)       83,662       571,145     2,061,881
Cash at beginning of year...................     1,373,516        850,058       727,690       727,690       811,352
                                              ------------  -------------  ------------  ------------  ------------
Cash at end of year.........................  $    850,058  $     727,690  $    811,352  $  1,298,835     2,873,233
                                              ------------  -------------  ------------  ------------  ------------
                                              ------------  -------------  ------------  ------------  ------------


                            See accompanying notes.

                          POA ACQUISITION CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1 -- ORGANIZATION
    On January 31, 1989, Outdoor Advertising Holdings, Inc. (Holdings) contributed its shares of POA Acquisition Corporation (Company) common stock, along with cash, to Peterson Acquisition, Inc. (Acquisition), a wholly-owned subsidiary of Holdings. Acquisition immediately purchased the Company's outstanding common shares under the terms of an Agreement and Plan of Merger dated December 21,1988. Acquisition was subsequently merged into the Company and its outstanding shares were converted into one hundred shares of the Company's common stock.

    The merger was accounted for as a purchase with a purchase price of $33,279,550 (including acquisition costs of $4,448,023). Certain individuals, who were former shareholders of the Company, own shares of Holdings and are included in the management of Holdings and the Company. The Company allocated the purchase price among the assets acquired and liabilities assumed, based upon the respective fair values of the assets and liabilities, with the excess purchase price recorded as goodwill.

    The Company provides outdoor advertising services in the states of Florida, South Carolina and Tennessee. Approximately 70% of the business is in the State of Florida.

NOTE 2 -- RESTATEMENT OF PRIOR PERIOD FINANCIAL STATEMENTS
    In October 1994, the Company sold certain assets, liabilities and the business of its Orangeburg Division. In determining the gain or loss on the sale for tax purposes, approximately $2,500,000 of goodwill was incorrectly included in the calculation. The 1994 financial statements have been restated to reflect the correction of this error resulting in a decrease in income before extraordinary item and an increase in net loss of $956,000 from the amounts previously reported.

NOTE 3 -- ACCOUNTING POLICIES

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Depreciation for financial reporting purposes is computed by the straight-line method over the estimated useful lives of the various classes of assets as follows:

Buildings......................................................  28-30 years
Advertising structures.........................................     12 years
Equipment......................................................    2-7 years

    The Company uses the accelerated Cost Recovery System and the Modified Accelerated Cost Recovery System for income tax reporting purposes.

    OTHER ASSETS

    Loan costs incurred in connection with obtaining financing have been deferred and are being amortized over the life of the loans. Goodwill represents the excess of the cost of acquired businesses over the fair market value at acquisition of the specifically identified assets.

    Intangible assets are being amortized over the following periods:

Advertising structure leases....................................  8-10 years
Goodwill........................................................    40 years
Deferred loan costs.............................................   1-6 years

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 3 -- ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company follows the liability method of accounting for income taxes. Deferred income taxes relate to the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

    ADVERTISING REVENUE

    Advertising revenue is recognized ratably on a monthly basis over the period in which advertisement displays are posted on the advertising structures.

    ADVERTISING STRUCTURE RENTALS

    Advertising structure lease rentals are generally paid in advance and charged to expense over the life of the lease.

    INTEREST RATE SWAP AND INTEREST CAP AGREEMENTS

    The Company has entered into interest rate swap and interest rate cap agreements to effectively convert a portion of its variable-rate borrowings into fixed-rate obligations. The amount to be received or paid related to these agreements is recognized over the lives of the agreements as an adjustment to interest expense.

    BARTER TRANSACTIONS

    The Company enters into agreements to provide outdoor advertising services in exchange for various goods and services of their customers. Revenue recognized from these transactions approximated $1,497,000, $830,000 and $0 in 1995, 1994 and 1993, respectively.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


    FINANCIAL INSTRUMENTS



    The carrying amounts of cash, accounts receivable, accounts payable and long-term debt at December 31, 1995 approximate fair value.


    ACCOUNTING STANDARD

    In March 1995, the FASB issued Statement No. 121 ("SFAS No. 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. As of December 31, 1995 there were no indications of impairment that would effect the carrying value of assets.


    INTERIM FINANCIAL INFORMATION



    The interim financial information as of June 30, 1996 and 1995 and for the six months then ended has been prepared from the unaudited financial records of the Company and, in the opinion of management, reflects all adjustments necessary for a fair presentation of the financial position and results of operations and of cash flows for the respective interim periods. All adjustments were of a normal and recurring nature.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 4 -- ACCOUNTS RECEIVABLE
    Accounts receivable consist of the following:

                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                                1995           1994
                                                                            -------------  -------------
Trade.....................................................................  $   5,701,472  $   4,493,568
Employee notes and other..................................................        463,300        458,119
                                                                            -------------  -------------
                                                                                6,164,772      4,951,687
Less allowance for uncollectible accounts.................................       (533,452)      (469,167)
                                                                            -------------  -------------
                                                                            $   5,631,320  $   4,482,520
                                                                            -------------  -------------
                                                                            -------------  -------------

    Included in employee notes and other are notes and accrued interest aggregating $299,269 in 1995 and $279,473 in 1994 from common shareholders.

NOTE 5 -- PREPAID EXPENSES
    Prepaid expenses consist of the following:

                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                                1995           1994
                                                                            -------------  -------------
Lease rental payments.....................................................  $   1,261,795  $   1,065,874
Maintenance supplies......................................................         94,581        133,268
Other.....................................................................        466,588        499,397
                                                                            -------------  -------------
                                                                            $   1,822,964  $   1,698,539
                                                                            -------------  -------------
                                                                            -------------  -------------

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment are stated at cost and consist of the following:

                                                                                 DECEMBER 31,
                                                                       --------------------------------
                                                                            1995             1994
                                                                       ---------------  ---------------
Land.................................................................  $     2,466,681  $     2,466,681
Buildings............................................................        2,074,084        2,011,256
Advertising structures...............................................       31,857,123       27,446,874
Equipment............................................................        3,602,942        2,978,167
                                                                       ---------------  ---------------
                                                                            40,000,830       34,902,978
Less accumulated depreciation........................................      (16,995,772)     (14,790,047)
                                                                       ---------------  ---------------
                                                                       $    23,005,058  $    20,112,931
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

NOTE 7 -- OTHER ASSETS
    Other assets consist of the following:

                                                                                 DECEMBER 31,
                                                                       --------------------------------
                                                                            1995             1994
                                                                       ---------------  ---------------
Goodwill.............................................................  $    45,239,949  $    45,239,949
Advertising structure leases, at cost................................       26,096,863       26,021,863
Non-compete and other, at cost.......................................        6,495,641        6,420,390
Deferred loan costs..................................................        3,403,068        2,903,068
                                                                       ---------------  ---------------
                                                                            81,235,521       80,585,270
Less accumulated amortization........................................      (39,381,027)     (34,319,178)
                                                                       ---------------  ---------------
                                                                       $    41,854,494  $    46,266,092
                                                                       ---------------  ---------------
                                                                       ---------------  ---------------

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 8 -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES
    Accounts payable and accrued expenses consist of the following:

                                                                                    DECEMBER 31,
                                                                            ----------------------------
                                                                                1995           1994
                                                                            -------------  -------------
Trade accounts payable....................................................  $   1,285,008  $   1,794,814
Accrued compensation and other............................................      1,677,573      1,623,766
Accrued interest..........................................................         29,531         14,039
                                                                            -------------  -------------
                                                                            $   2,992,112  $   3,432,619
                                                                            -------------  -------------
                                                                            -------------  -------------

NOTE 9 -- LONG-TERM DEBT
    Long-term debt consists of the following:

                                                                                  DECEMBER 31,
                                                                         ------------------------------
                                                                              1995            1994
                                                                         --------------  --------------
Notes payable to banks.................................................  $   74,500,000  $   78,000,000
Other long-term debt...................................................         212,622         271,769
                                                                         --------------  --------------
                                                                             74,712,622      78,271,769
Less amounts due within one year.......................................      (9,109,419)     (8,061,214)
                                                                         --------------  --------------
                                                                         $   65,603,203  $   70,210,555
                                                                         --------------  --------------
                                                                         --------------  --------------

    In January 1994, the Company refinanced its notes payable to banks, paid off the unsecured subordinated notes payable to investment banking firms and redeemed the 14% Series A senior redeemable cumulative preferred stock with term notes and revolving credit notes totaling $83,000,000 and $7,000,000, respectively. Notes payable to banks are term notes and revolving credit notes are secured by all assets and common stock of the Company. Interest is charged on borrowings under the term notes and revolving credit notes at the Company's discretion at either a Eurodollar base rate or an ABR rate determined in accordance with the terms of the Credit Agreement. Interest on the term notes is currently charged at a Eurodollar base rate determined at each interest renewal period. The December 31, 1995 term notes consist of a $54,500,000 borrowing at 8.19% and a $20,000,000 borrowing at 10.94%. On December 29, 1995, the Company amended its Credit Agreement to allow for an additional $50,000,000 line of credit available for acquisitions. No borrowings under this amendment have occurred. Long-term debt maturities over the next five years are approximately as follows: 1996 -- $9,107,000: 1997 -- $11,051,000: 1998 -- $13,048,000: 1999
-- $21,505,000: 2000 -- $20,000,000 and $0 thereafter.

    The refinancing of the notes payable in 1994 resulted in an extraordinary loss of $391,902 as a result of writing-off the unamortized portion of deferred loan costs related to those borrowings.

    The Company entered into interest rate swap and interest rate cap agreements that expire in 1997 with a notional amount of $40,000,000 at December 31, 1995 to reduce the impact of changes in interest rates on its variable rate long-term debt.

    The counterpart to the agreements is a major financial institution. In the event a counterparty fails to meet the terms of an interest rate swap or interest rate cap agreement, the Company's exposure is limited to the interest rate differential. Credit loss from counterparty nonperformance is not anticipated.

    The Company paid approximately $7,331,000, $7,570,000 and $4,301,000 in cash for interest in 1995, 1994 and 1993, respectively.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 10 -- EMPLOYEE BENEFITS PLANS
    The Company has a discretionary defined contribution plan which provides retirement benefits to substantially all employees. The contributions made to this plan were approximately $100,000 in 1995 and 1994, respectively and $110,000 in 1993.

NOTE 11 -- INCOME TAXES
    At December 31, 1995, the Company had federal and state net operating loss carryforwards of approximately $43,600,000 for income tax purposes available to offset future taxable income through 2006 to 2009. The Company was subject to alternative minimum tax which is imposed at a 20% rate on the corporation's alternative minimum taxable income in 1995. The alternative minimum tax expense for 1995 was $132,800 and $100,158 for 1993. The tax paid will be allowed as a credit carryover against regular tax in future periods. Net operating loss carryforwards for alternative minimum tax purposes are approximately $38,900,000. For financial reporting purposes, no valuation allowance has been recognized to offset the deferred tax assets related to these carryforwards. The tax benefit of any net operating losses which are not utilized will be recognized as a current year expense in the year of expiration.

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of December 31, 1995, are attributable to the bad debt allowance, depreciation and amortization differences, alternative minimum tax, and net operating loss carryforwards.

    Components of the provision for income taxes for each year are as follows:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                               -----------------------------------------
                                                                   1995           1994          1993
                                                               -------------  -----------   ------------
                                                                               (RESTATED)
Current
  Federal....................................................  $     132,754  $      11,522  $   100,158
  State......................................................         25,510         26,050      --
                                                               -------------  -------------  -----------
Total current................................................  $     158,264  $      37,572  $   100,158
                                                               -------------  -------------  -----------
                                                               -------------  -------------  -----------
Deferred:
  Federal....................................................  $   1,532,587  $   1,073,054  $   432,500
  State......................................................        284,480        183,856       45,763
                                                               -------------  -------------  -----------
Total deferred...............................................  $   1,817,067  $   1,256,910  $   478,263
                                                               -------------  -------------  -----------
                                                               -------------  -------------  -----------


    The provision for income taxes included in the statements of operations differs from the amounts computed by applying the statutory rate to income before income taxes as follows:



                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                               -----------------------------------------
                                                                   1995           1994          1993
                                                               -------------  -----------   ------------
                                                                               (RESTATED)
Income tax expense at the statutory rate.....................  $   1,355,776  $     183,004  $   107,387
Goodwill.....................................................        387,017        942,732      481,136
Meals and entertainment......................................         17,432         21,214        7,959
State taxes, net of federal benefit..........................        204,593        138,538       30,204
Other........................................................         10,513          8,994      (48,265)
                                                               -------------  -------------  -----------
                                                               $   1,975,331  $   1,294,482  $   578,421
                                                               -------------  -------------  -----------
                                                               -------------  -------------  -----------

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 11 -- INCOME TAXES (CONTINUED)

    Components of deferred tax assets for each year are as follows:



                                                                                  DECEMBER 31,
                                                                         ------------------------------
                                                                              1995            1994
                                                                         --------------  --------------
                                                                                           (RESTATED)
Current deferred tax assets:
  Net operating loss carryforward......................................  $    3,000,000  $    2,444,000
  Charitable contribution carryforward.................................           2,050        --
  Prepaid expenses.....................................................         (82,331)       (114,184)
  Bad debt allowance...................................................         254,347         176,407
  Accrued liabilities..................................................          39,782          90,728
                                                                         --------------  --------------
Total current deferred tax assets......................................  $    3,213,848  $    2,596,951
                                                                         --------------  --------------
                                                                         --------------  --------------
Noncurrent deferred tax assets:
  Property and equipment...............................................  $      141,450  $       87,150
  Intangible assets....................................................      (1,961,941)     (2,224,357)
  Alternative minimum tax credit.......................................         276,112         148,370
  Net operating loss carryforward......................................      13,391,143      16,269,565
  State income taxes...................................................         (11,354)        (11,354)
                                                                         --------------  --------------
                                                                         $   11,835,410  $   14,269,374
                                                                         --------------  --------------
                                                                         --------------  --------------


    The Company paid income taxes of $149,000, $48,000 and $104,000 in 1995, 1994 and 1993, respectively.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases office space under various non-cancelable operating leases. Minimum lease payments under these leases are approximately as follows:
1996 -- $151,000; 1997 -- $136,000 and $0 thereafter. The Company also leases land for advertising structures under operating leases which are cancelable or which have terms of less than one year.

    Rent expense charged to operations amounted to approximately $7,461,000 in 1995, $6,947,000 in 1994 and $6,630,000 in 1993.

NOTE 13 -- PREFERRED STOCK
    Holdings has issued various classes of preferred stock which provide for, among other things, cumulative dividends which accrue quarterly whether or not declared by the board of directors, and a liquidation value which includes accrued dividends. This liquidation value amounted to approximately $70,711,000 at December 31, 1995 and $66,029,000 at December 31, 1994, of which approximately $28,110,000 and $23,428,000, respectively, is accrued but unpaid dividends. At December 31, 1995 Holdings had no assets, other than its investment in the Company. The Holdings preferred stock does not contain mandatory redemption features.

NOTE 14 -- ACQUISITIONS
    During the year ended December 31, 1995, the Company acquired the assets of three separate advertising entities. Under the terms of the transactions, the Company acquired certain fixed assets, customer lists and advertising leases of these entities for a combined total of $3,710,000. In connection with the acquisition of the customer lists and advertising leases, intangible assets were recorded at a total of $150,000. The customer lists and advertising leases were assigned useful lives of three and ten years, respectively.

                          POA ACQUISITION CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1995

NOTE 15 -- SUBSEQUENT EVENTS

    ACQUISITION


    On March 29, 1996, the Company purchased the stock of a company that provides outdoor advertising services for $710,000. The Acquisition has been accounted for by the purchase method.


    COMMITMENT


    The Company has entered into an agreement to purchase the capital stock of a company that provides outdoor advertising services. The purchase price is $10,000,000 which will be financed with the Company's Term C notes. The Company anticipates accounting for this Acquisition by the purchase method.



NOTE 16 -- SALE OF THE COMPANY


    On August 27, 1996, the Company's parent, Holdings, entered into an Agreement and Plan of Merger to which it agreed to sell the outstanding capital stock of Holdings for approximately $240,000,000 in cash.

          (b)

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                              PRO FORMA
                                                 UNIVERSAL       AD-SIGN, INC       NOA                         JULY
                                             OUTDOOR HOLDINGS,     AND IMAGE      HOLDING     ACQUISITION     OFFERING
                                                   INC.              MEDIA        COMPANY     ADJUSTMENTS    ADJUSTMENTS
                                            -------------------  -------------  -----------  -------------  -------------
Net revenues..............................       $  34,148         $   3,367     $  24,848     $      --      $      --
                                                  --------       -------------  -----------  -------------  -------------
Operating expenses:
  Direct cost of revenues.................          12,864             1,286        10,285            --             --
  General and administrative expenses.....           4,645               402         5,378        (2,500)(1)          --
  Depreciation and amortization...........           7,402               640         4,341         3,260(2)          --
                                                  --------       -------------  -----------  -------------  -------------
                                                    24,911             2,328        20,004           760             --
                                                  --------       -------------  -----------  -------------  -------------
Operating income (loss)...................           9,237             1,039         4,844          (760)            --

Interest expense..........................          12,894                --         2,503         3,569(3)      (5,502)(4)
Other expense (income)....................              46                --            --            --             --
                                                  --------       -------------  -----------  -------------  -------------
Net income (loss).........................       $  (3,703)        $   1,039     $   2,341     $  (4,329)     $   5,502
                                                  --------       -------------  -----------  -------------  -------------
                                                  --------       -------------  -----------  -------------  -------------
Operating cash flow.......................       $  16,639         $   1,679     $   9,185     $   2,500      $      --
                                                  --------       -------------  -----------  -------------  -------------
                                                  --------       -------------  -----------  -------------  -------------

                                                             POA
                                             PRO FORMA   ACQUISITION      PRO FORMA    PRO FORMA
                                             UNIVERSAL   CORPORATION     ADJUSTMENTS    COMBINED
                                            -----------  -----------    -------------  ------------
Net revenues..............................   $  62,363    $  43,946       $      --     $  106,309
                                            -----------  -----------    -------------  ------------
Operating expenses:
  Direct cost of revenues.................      24,435       13,770              --         38,205
  General and administrative expenses.....       7,925       11,087          (2,800)(1)     16,212
  Depreciation and amortization...........      15,643        7,650           7,799(2)      31,092
                                            -----------  -----------    -------------  ------------
                                                48,003       32,507           4,999         85,509
                                            -----------  -----------    -------------  ------------
Operating income (loss)...................      14,360       11,439          (4,999)        20,800
Interest expense..........................      13,464        7,370          13,880(5)      34,714
Other expense (income)....................          46          (84)             --            (38)
                                            -----------  -----------    -------------  ------------
Net income (loss).........................   $     850    $   4,153       $ (18,879)    $  (13,876)
                                            -----------  -----------    -------------  ------------
                                            -----------  -----------    -------------  ------------
Operating cash flow.......................   $  30,003    $  19,089       $   2,800     $   51,892
                                            -----------  -----------    -------------  ------------
                                            -----------  -----------    -------------  ------------


     See accompanying notes to pro forma combined statements of operations.

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                                                                PRO FORMA
                                                 UNIVERSAL        AD-SIGN, INC        NOA                         JULY
                                             OUTDOOR HOLDINGS,      AND IMAGE       HOLDING     ACQUISITION     OFFERING
                                                   INC.               MEDIA         COMPANY     ADJUSTMENTS    ADJUSTMENTS
                                            -------------------  ---------------  -----------  -------------  -------------
Net revenues..............................       $  26,239          $     842      $   5,832     $      --      $      --
                                                  --------              -----     -----------  -------------  -------------
Operating expenses:
  Direct cost of revenues.................           9,520                322          2,616            --             --
  General and administrative expenses.....           3,086                100          1,459          (676)(1)          --
  Depreciation and amortization...........           4,674                160          1,053           815(2)          --
  Non cash compensation for common stock
   warrants...............................           9,000                 --             --            --             --
                                                  --------              -----     -----------  -------------  -------------
                                                    26,280                582          5,128           139             --
                                                  --------              -----     -----------  -------------  -------------
Operating income..........................             (41)               260            704          (139)            --

Interest expense..........................           8,441                 --            468           863(3)      (2,751)(4)
Other expense.............................           1,674                 --             --            --             --
                                                  --------              -----     -----------  -------------  -------------
Net income (loss).........................       $ (10,156)         $     260      $     236     $  (1,002)     $   2,751
                                                  --------              -----     -----------  -------------  -------------
                                                  --------              -----     -----------  -------------  -------------
Operating cash flow.......................       $  13,633          $     420      $   1,757     $     676      $      --
                                                  --------              -----     -----------  -------------  -------------
                                                  --------              -----     -----------  -------------  -------------

                                                             POA
                                             PRO FORMA   ACQUISITION     PRO FORMA     PRO FORMA
                                             UNIVERSAL   CORPORATION   ADJUSTMENTS    COMBINED
                                            -----------  -----------  -------------  ------------
Net revenues..............................   $  32,913    $  23,565     $      --     $   56,478
                                            -----------  -----------  -------------  ------------
Operating expenses:
  Direct cost of revenues.................      12,458        7,241            --         19,699
  General and administrative expenses.....       3,969        6,305        (1,400)(1)      8,874
  Depreciation and amortization...........       6,702        4,022         3,703(2)      14,427
  Non cash compensation for common stock
   warrants...............................       9,000           --            --          9,000
                                            -----------  -----------  -------------  ------------
                                                32,129       17,568         2,303         52,000
                                            -----------  -----------  -------------  ------------
Operating income..........................         784        5,997        (2,303)         4,478
Interest expense..........................       7,021        3,702        (6,923)(5)     17,646
Other expense.............................       1,674            2            --          1,676
                                            -----------  -----------  -------------  ------------
Net income (loss).........................   $  (7,911)   $   2,293     $  (9,226)    $  (14,844)
                                            -----------  -----------  -------------  ------------
                                            -----------  -----------  -------------  ------------
Operating cash flow.......................   $  16,486    $  10,019     $   1,400     $   27,905
                                            -----------  -----------  -------------  ------------
                                            -----------  -----------  -------------  ------------


     See accompanying notes to pro forma combined statements of operations.

                   NOTES TO UNAUDITED CONSOLIDATED PRO FORMA
                            STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1995 AND FOR THE SIX MONTHS ENDED JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma results of operations of Universal Holdings, Inc. giving effect to the acquisition of POA Acquisition Corporation, the acquisitions of Naegele, Ad-Sign, Image Media, Inc. and consummation of the IPO and the application of the estimated net proceeds therefrom and the net reduction in operating expenses of the businesses acquired as if each had occurred at the beginning of the respective periods.

                                                                                       SIX MONTHS
                                                                    YEAR ENDED            ENDED
                                                                 DECEMBER 31, 1995    JUNE 30, 1996
                                                                -------------------  ---------------

1. Entry records reduction in general and administrative
    expenses relating to elimination of certain duplicate
    corporate expenses, principally relating to employee costs and costs relating to other corporate activities. Amounts
    have been determined based upon specific employees
    identified for termination plus actual benefits costs
    incurred, and expenses associated with leased facilities
    which will not be assumed or will be canceled upon
    consummation of the acquisition.
     NOA Holding Company, Ad-Sign and Image Media.............       $   2,500          $     676
                                                                      --------       ---------------
                                                                      --------       ---------------
     POA Acquisition Corporation..............................       $   2,800          $   1,400
                                                                      --------       ---------------
                                                                      --------       ---------------
2. Entry records the increase in depreciation and amortization expense arising from purchase accounting adjustments to
    advertising structures and goodwill amortized over a period of 15 years:
     NOA Holding Company, Ad-Sign and Image Media.............       $   3,260          $     815
                                                                      --------       ---------------
                                                                      --------       ---------------
     POA Acquisition Corporation..............................       $   7,799          $   3,703
                                                                      --------       ---------------
                                                                      --------       ---------------
3. Entry records additional interest expense assumed to be
    incurred in connection with the acquisition of NOA Holding
    Company, Ad-Sign and Image Media..........................       $   3,569          $     863
4. Entry to record the reduction in interest expense from the application of the net proceeds of the IPO to the repayment
    of long-term debt.........................................       $   5,502          $   2,751
5. Entry to record additional interest expense at an assumed rate of 8.5% per annum in connection with the acquisition of
    POA Acquisition Corporation...............................       $  21,250          $  10,625
     Actual interest expense for POA Acquisition Corporation..          (7,370)            (3,702)
                                                                      --------       ---------------
                                                                     $  13,880          $   6,923
                                                                      --------       ---------------
                                                                      --------       ---------------

                        UNIVERSAL OUTDOOR HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                           UNIVERSAL                            POA
                                       OUTDOOR HOLDINGS,    JULY OFFERING   ACQUISITION
                                              INC.           ADJUSTMENTS    CORPORATION
                                      --------------------  --------------  ------------
Current assets......................  $         14,514      $    --         $   14,767
Property and equipment..............           152,279           --             23,433
Deferred taxes......................                --           --             11,835
Other assets........................            12,382           --             49,338
                                            ----------      --------------  -----------
Total assets........................  $        179,175      $    --         $   99,373
                                            ----------      --------------  -----------
                                            ----------      --------------  -----------
Current liabilities, excluding
 current maturities.................  $          6,184      $    --         $    3,419
Current maturities of long-term
 debt...............................                --           --              9,110
Long-term debt......................           182,673           (61,236)(1)    73,948
                                            ----------      --------------  -----------
Total liabilities...................           188,857           (61,236)       86,477
                                            ----------      --------------  -----------
Stockholders' equity (deficit)......            (9,682)           61,236        12,896
                                            ----------      --------------  -----------
Total liabilities and shareholders'
 equity.............................  $        179,175      $    --         $   99,373
                                            ----------      --------------  -----------
                                            ----------      --------------  -----------

                                        PRO FORMA        PRO FORMA
                                       ADJUSTMENTS       COMBINED
                                      -------------    -------------
Current assets......................  $     (2,123)(2)  $    27,158
Property and equipment..............       205,507 (2)      381,219
Deferred taxes......................            --           11,835
Other assets........................       (49,338)(2)       12,382
                                      -------------    -------------
Total assets........................  $    154,046      $   432,594
                                      -------------    -------------
                                      -------------    -------------
Current liabilities, excluding
 current maturities.................  $         --      $     9,603
Current maturities of long-term
 debt...............................        (9,110)(2)           --
Long-term debt......................       176,052 (2)      371,437
                                      -------------    -------------
Total liabilities...................       166,942          381,040
                                      -------------    -------------
Stockholders' equity (deficit)......       (12,896)(2)       51,554
                                      -------------    -------------
Total liabilities and shareholders'
 equity.............................  $    154,046      $   432,594
                                      -------------    -------------
                                      -------------    -------------

            NOTES TO UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                AT JUNE 30, 1996
                             (DOLLARS IN THOUSANDS)

    The following explanations describe the assumptions used in determining the pro forma adjustments necessary to present the pro forma financial position of Universal Outdoor Holdings, Inc. after giving effect to the acquisition of POA Acquisition Corporation and the consummation of the IPO.

1. Entry records the proceeds of the IPO and the application of the net proceeds therefrom:

Net proceeds of IPO.......................................................  $  62,436
Other costs related to IPO................................................     (1,200)
                                                                            ---------
                                                                            $  61,236
                                                                            ---------
                                                                            ---------

2.  Entry records the effects of the acquisition of POA Acquisition
Corporation:

Increase in long-term debt (including current
 maturities)..........................................   $ 166,942
Changes in assets and liabilities resulting from
 allocation of purchase price:
  Current assets......................................      (2,123)
  Property and equipment..............................     205,507
  Other assets........................................     (49,338)
  Stockholders' equity................................     (12,896)

          (c)  Exhibits

               2.1  Agreement and Plan of Merger

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Universal Outdoor Holdings, Inc.


October 8, 1996                    /s/ Brian T. Clingen
                                   --------------------------------------------
                                   Brian T. Clingen
                                   Vice President and Chief Financial Officer

                                LIST OF EXHIBITS


2.1  Agreement and Plan of Merger